SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 29, 2006
Penson Worldwide, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32878 (Commission File Number)	75-2896356 (IRS Employer Identification No.)

1700 Pacific Avenue, Suite 1400, Dallas, Texas (Address of Principal Executive Offices)	75201 (Zip Code)
Registrant’s telephone number, including area code 214-765-1100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 1.01 Entry into a Material Definitive Agreement.
          As of September 29, 2006, Penson Worldwide, Inc. (the “Company”) entered into the First Amendment (the “Amendment”) to its Credit Agreement, dated as of May 26, 2006 (the “Credit Agreement”), with Guaranty Bank, as Administrative Agent, Swing Line Lender, Arranger and Letter of Credit Issuer, Wachovia Bank, N.A., as Documentation Agent, and the other lenders party thereto. The Amendment revises the “Permitted Acquisition” definition in the Credit Agreement so that the Company is required to provide pre-acquisition notice of any new acquisitions only if the cash portion of the consideration relating to such acquisitions, together with any other acquisitions in such fiscal year, exceeds $1,000,000. As it was the parties’ original intention that the Company would only have to provide advance notice of acquisitions in excess of $1,000,000 in the aggregate in any year, the Amendment is effective as of the date of the execution of the Credit Agreement. A copy of the Amendment is being filed as an exhibit to this Form 8-K and is incorporated by reference into this Item 1.01.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Amendment to the Credit Agreement between the Company and Guaranty Bank, as Administrative Agent dated as of September 29, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSON WORLDWIDE, INC.
Date: October 3, 2006	/s/ Kevin W. McAleer
	Name:	Kevin W. McAleer
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Amendment to the Credit Agreement between the Company and Guaranty Bank, as Administrative Agent dated as of September 29, 2006.